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                                                                    EXHIBIT 99.1

         AOL LATIN AMERICA ANNOUNCES AVAILABILITY OF REGIONAL WEB PORTAL

      PROVIDES VISITORS FROM 20 LATIN AMERICAN COUNTRIES WITH ACCESS TO AOL
                      FEATURES AND CONTENT INCLUDING NEWS,
                      WEATHER AND "VOICES OF LATIN AMERICA"

          INTRODUCES USERS TO LOCALIZED AOL SERVICES IN BRAZIL, MEXICO
                  AND ARGENTINA, OFFERS AOL SOFTWARE DOWNLOADS

FORT LAUDERDALE, FL, NOVEMBER 22, 2000 -- America Online Latin America, Inc. (NASDAQ: AOLA) today announced the availability of its regional Web portal (www.aolamericas.com), which provides Internet visitors, including those from 20 Latin American countries, with access to popular AOL Latin America features alongside compelling regional and local content. The new portal, with content available in Spanish and Portuguese, is designed to introduce visitors to the AOL experience and create a rich Web-based community specifically tailored to the interests of Latin American consumers.

The AOL Americas portal offers visitors news and information through a variety of channels, as well as the ability to download software for Spanish and Portuguese language versions of the popular AOL Instant Messenger. Available to consumers throughout Latin America and beyond, the portal will provide ever increasing localized content from 20 countries, including Brazil, Mexico, Argentina, Venezuela, Puerto Rico, Chile, Colombia and Ecuador. The portal also offers access to Voices of Latin America, a joint project of AOL Latin America and TIME Latin America that provides essays and other written content as well as online discussions with some of Latin America's most influential writers. The first such essay, by Alberto Fuguet, is currently available online and in this week's editions of TIME Latin America.

AOL Latin America's regional portal provides a strong introduction to the AOL interactive experience, allowing consumers to download client software for the localized AOL services currently available in Brazil, Mexico and Argentina. The Company intends to expand its services to other countries in the region, and will announce the particular countries as the launch schedule for new services is approved and finalized.

Charles Herington, President and CEO of AOL Latin America, said: "The AOL Americas portal represents an important and exciting addition to our localized AOL services in Brazil, Mexico and Argentina. It extends the AOL brand, as well as providing compelling features and content, to 17 additional countries in the region. It also promotes the availability of our three localized services to potential new members. This portal is an important next step in our effort to





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extend AOL Latin America's reach even further and provide the richest, most compelling and most complete interactive experience in the region. It underscores the momentum we have generated in bringing the ease-of-use and convenience of the AOL experience to Latin America, where consumers are embracing the power of the Internet."

Guy Garcia, Vice President of Content Strategy for AOL Latin America, said: "Our new regional Web portal offers a great variety and depth of content, including access to our Voices of Latin America venture with TIME Latin America. Voices of Latin America not only provides thought-provoking content in both Spanish and English, but takes full advantage of the interactive experience by letting users engage in online discussions around topics that are shaping Latin American consciousness. In addition to compelling content from such well known brands as CNN, Cartoon Network and Cambio Interactivo for Colombia, Meteoro, the AOL Americas portal also provides a place for prospective members in Brazil, Mexico and Argentina to download our client software and initiate free trials of our AOL branded services in those countries."

AOL Latin America announced earlier this month that its subscriber base had increased by 191,000 to 314,000 members across its three services during its fiscal first quarter ending September 30, 2000. This total includes members participating in the services' initial customer acquisition free trial promotional periods. AOL Latin America does not publicly make projections about subscriber growth, in contrast to recent press reports to this effect attributed to the Company.

THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING OUR PLAN TO EXPAND THE SCOPE AND COVERAGE AREA OF THE OUR SERVICES IN LATIN AMERICA AND OUR PLANS TO PROVIDE ADDITIONAL LOCALIZED CONTENT ON OUR REGIONAL WEB PORTAL. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, WHICH ARE DESCRIBED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2000, AND FROM TIME TO TIME IN OTHER REPORTS WE FILE WITH THE SEC. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.